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                                                                  EXHIBIT 5.1(b)

                    [LETTERHEAD OF RICHARDS, LAYTON & FINGER]



                                December 15, 2004



Nissan Auto Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
990 W. 190th Street
Torrance, California  90502

            Re:   Registration Form S-3 Relating to Asset-Backed Securities

Ladies and Gentlemen:

      We have acted as special Delaware counsel for Nissan Auto Receivables Corporation II (the "Depositor"), a Delaware corporation and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California corporation, and certain trusts, all of the beneficial ownership of which will initially be owned by the Depositor (each a "Trust"), in connection with the proposed issuance of $12,430,343,000 aggregate principal amount of asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 (such registration statement, as amended, the "Registration Statement") relating to the Certificates, filed by the Depositor on October 29, 2004. At your request, this opinion is being furnished to you.

      We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

            (a) The Registration Statement, including a preliminary prospectus (the "Prospectus") relating to the Certificates representing beneficial interests in the assets of the relevant Trust (each, a "Capital Security" and collectively, the "Capital Securities"); and

            (b) A form of Amended and Restated Trust Agreement for each Trust (the "Trust Agreement"), (including the form of Capital Securities Certificates attached thereto as Exhibit A), attached as an exhibit to the Registration Statement.
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Nissan Auto Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
December 15, 2004
Page 2

      Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

      With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and
(iii) the genuineness of all signatures.

      For purposes of this opinion, we have assumed (i) that the relevant Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, (ii) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents (other than the Trust) examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us,
(iv) that each of the parties to the documents (other than the Trust) examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents (other than the Trust) examined by us, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (collectively, the "Capital Security Holders") of a Capital Securities Certificate for such Capital Security and the payment for such Capital Security, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Capital Securities will be authenticated, issued and sold to the Capital Security Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

      This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

      Based upon the foregoing, and upon our examination of such questions of laws and rules, regulations and orders thereunder as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

      1. When each Trust Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the parties thereto, and when each related Certificate of Trust has been duly authorized, executed and filed, each Trust will have been duly created and will be validly existing as a statutory trust under the Statutory Trust Act.
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Nissan Auto Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
December 15, 2004
Page 3

      2. The Capital Securities of the Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

      3. The Capital Security Holders, as beneficial owners of a Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the Trust Agreement.

      We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Richards, Layton & Finger